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                                                                    Exhibit 10.9

                             EMPLOYMENT AGREEMENT
                             ---------------------

        THIS EMPLOYMENT AGREEMENT, dated as of April 16, 1999 (this "Agreement"), by and between Diginet Americas, Inc., a Delaware corporation (the
 ---------
"Company"), and David Schmieg (the "Employee").
 -------        -------------       --------

        WHEREAS, the Employee represents that he possesses skills, experience and knowledge that are of value to the Company; and

        WHEREAS, the Company desires to enlist the services and employment of the Employee on behalf of the Company and the Employee is willing to render such services on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties hereto agree as follows:

        1.   Employment Term.  Except for earlier termination as provided for in
             ---------------
Section 7 hereof, the Company hereby agrees to employ the Employee, and the Employee hereby agrees to be employed by the Company, subject to the terms and provisions of this Agreement, for the period commencing on the "Effective Date"
                                                                --------------
(as defined in Section 21 below) and ending on the third anniversary of such date (the "Initial Term"), provided, however, that upon the expiration of the
           ------------    --------  -------
Initial Term, the term of employment shall be automatically extended for a period of two years, unless either the Company or the Employee shall have given written notice to the other at least ninety (90) days prior the expiration of the Initial Term that the term of employment shall not be so extended (the Initial Period and any subsequent period of extension of employment, the "Employment Term").
 ---------------

        2.  Duties.  During the Employment Term the Employee shall serve as
            ------
President and Chief Executive Officer of the Company, and (for so long as the Company is not subject to the reporting requirements of Sections 13(a) and 15(d) of the Securities Exchange Act of 1934) the Employee shall serve as a member of the Board of Directors of the Company (the "Board"). The Employee shall perform
                                            -----
such senior executive duties, services and responsibilities on behalf of the Company and its subsidiaries as may be determined from time to time by the Board. In performing such duties hereunder, the Employee will report directly to the Board.

        The Employee shall devote his full business time, attention and skill to the performance of such duties, services and responsibilities, and will use his best efforts to promote the interests of the Company. The Employee will not, without the approval of the Board (a) engage in any corporate, civic or charitable activity which would interfere with the performance of his duties as an employee of the Company, is in violation of written Company policies, is in violation of applicable law, or would create a conflict of
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interest with respect to the Employee's obligation as an employee of the
Company, or (b) deliver lectures, fulfill speaking engagements or teach at educational institutions.

        3.  Compensation.  In full consideration of the performance by the
            ------------
Employee of the Employee's obligations during the Employment Term (including any services as an officer, director, employee or member of any committee of any subsidiary or affiliate of the Company, or otherwise on behalf of the Company), the Employee shall receive a base salary (the "Base Salary") at an annual rate
                                               -----------
of $400,000 per year, payable semimonthly. During the Employment Term, the Employee will be eligible to receive annual increases in the Base Salary as determined in the sole discretion of the Board. The Employee shall be solely responsible for taxes imposed on the Employee by reason of any compensation and benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable withholding taxes.

        4.  Disability.  If the Employee is unable, as reasonably determined by
            ----------
the Board, to perform his duties, services and responsibilities hereunder by reason of a physical or mental infirmity for a total of ninety (90) calendar days in any twelve-month period during the Employment Term ("Disability"), the
                                                             ----------
Company shall not be obligated to pay the Employee any Base Salary for any period of absence in excess of such ninety (90) calendar days and, in any case, shall be entitled to terminate the Employee's employment hereunder in accordance with Section 7.

        5.  Incentive Plans/Benefits.  In addition to the payments of the Base
            ------------------------
Salary described above, during the Employment Term the Employee shall be: (i) eligible to receive a performance based annual bonus equal to 100% of the Employee's Base Salary upon attainment of 100% target performance, (ii) entitled to reimbursement for reasonable membership dues in professional organizations, and (iii) entitled to participate in employee benefit plans, policies, programs and arrangements, as may be amended from time to time, that are provided generally to senior executives of the Company to the extent the Employee meets the eligibility requirements for any such plan, policy, program or arrangement.

        6.  Vacations.  During the Employment Term the Employee shall be
            ---------
entitled to the number of paid vacation days in each calendar year determined by the Company in accordance with the Company's policies in effect from time to time.

        7.  Termination.  The Employee's employment with the Company and the
            -----------
Employment Term shall terminate upon the expiration of the Employment Term or upon the earlier occurrence of any of the following events (the date of termination, the "Termination Date"):
                  ----------------

        (a) The death of the Employee ("Death").
                                        -----
        (b) The mutual agreement between the Company and the Employee that the employment of the Employee with the Company shall be terminated.

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        (c) The termination of employment by the Company for Cause upon written notice (the "Cause Notice") to the Employee specifying the conduct constituting Cause. Termination of employment for "Cause" shall mean termination based on:
                                      -----
(i) the conviction of the Employee of any crime involving the property or business of the Company, (ii) the Employee's repeated, reckless misconduct injurious to the Company and failure to cure such action within ten (10) days after written demand for substantial improvement in performance with reasonable detail delivered to the Employee by the Board, or (iii) the Employee's material breach of this Agreement. For all purposes of the Employee's employment by the Company, if the Employee's employment is terminated for Cause, the effective date of such termination shall be the date of delivery of the Cause Notice.

        (d) The termination of employment by the Company for Disability.

        (e) The termination of employment by the Company other than for Cause, Disability or Death.

        (f) The termination of employment by the Employee for Good Reason. "Good
                                                                            ----
Reason" shall mean: (i) any reduction in Base Salary, (ii) any material
------
diminution in the Employee's position, duties or responsibilities, or (iii) any relocation of the corporate headquarters of Diginet Americas, Inc. to a location that is more than one hundred (100) miles from the present location of such corporate headquarters.

        In the event of termination of the Employee's employment, for whatever reason (other than Death), the Employee agrees to cooperate with the Company, its subsidiaries and affiliates and to be reasonably available to the Company, its subsidiaries and affiliates with respect to continuing and/or future matters arising out of the Employee's employment hereunder or any other relationship with the Company, its subsidiaries or affiliates, whether such matters are business-related, legal or otherwise.

        8. Termination Payments.
           --------------------

        (a) If the Employee's employment with the Company terminates, the Company will pay the Employee (i) any accrued and unpaid Base Salary as of the Termination Date and (ii) an amount equal to such reasonable and necessary business expenses incurred by the Employee in connection with the Employee's employment on behalf of the Company on or prior to the Termination Date but not previously paid to the Employee (the "Accrued Compensation").
                                      --------------------

        (b) If the Employee's employment with the Company terminates pursuant to Subsection (e) or (f) of Section 7 hereof, for a period of one year following

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the Termination Date, but only for so long as the Employee is in compliance with
Section 10 hereof, the Company shall continue to pay the Employee the Base
Salary in accordance with the normal payroll practices of the Company with respect to such Base Salary, and shall continue to provide the Employee with medical coverage substantially comparable to that provided generally to senior officers of the Company.

        (c) If the Employee's employment with the Company terminates pursuant to Subsections (a) or (d) of Section 7 hereof, for a period of six months following the Termination Date, but only for so long as the Employee is in compliance with Section 10 hereof, the Company shall continue to pay the Employee the Base Salary in accordance with the normal payroll practices of the Company with respect to such Base Salary, and shall continue to provide the Employee with medical coverage substantially comparable to that provided generally to senior officers of the Company.

       (d)      Vesting of Options. In the event the Employee's employment
                ------------------
terminates pursuant to Subsections (a), (d), (e) or (f) of Section 7 hereof, (i) the portion of any options to acquire shares of the Company's common stock (the "Common Stock") held by the Employee which are scheduled to become vested and exercisable within six months of the Termination Date shall become vested and exercisable on the Termination Date, (ii) any unvested shares of Common Stock acquired by the Employee, pursuant to the exercise of options, which are scheduled to vest within six months of the Termination Date shall vest on the Termination Date shall vest on the Termination Date, and (iii) any vested options held by the Employee on the Termination Date shall remain exercisable for a period of one year thereafter. Nothing herein shall be construed to limit the vesting of all such options upon a Change of Control Transaction as provided in the Diginet Americas, Inc. 1996 Stock Option Plan.

        (e) All options to acquire shares of Common Stock granted to the Employee on March 10, 1999 (the "Grant Date") shall be subject to all of the terms of the Company's standard early exercise stock option agreement as in effect on the Grant Date. Notwithstanding the foregoing sentence, such options and any restricted shares of Common Stock acquired upon early exercise of such options shall vest and no longer be forfeitable according to the following schedule: 10% of the shares of Common Stock shall be vested on the Grant Date, 15% of the shares of Common Stock shall vest on March 10, 2000, and 1/48 of the shares of Common Stock shall vest on the 10th of each month thereafter, in each case, if the Employee is employed by the Company on such date.


        9.      Call Rights.
                -----------

        (a) Subject to Subsection (b) of this Section 9, in the event that the Employee's employment terminates pursuant to Subsection (c) of Section 7 hereof, the Company shall have a call right, enabling the Company (or its designee) to require the Employee (or his successor or representative, as the case may be) to sell to the Company (or its designee) all shares Common Stock held by the Employee at a per



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share purchase price equal to the lesser of the amount paid by the Employee for each share or the Fair Market Value of each such share as of the date of exercise of such call right. The call right shall be exercisable by the Company for twelve months after the later of (i) the Employee's termination of employment and (ii) the exercise of the option.

        (b) The Company's call right as provided herein shall expire at the time of a Qualified IPO (as defined in the Stockholder Agreement, dated
April 16, 1999, by and among Diginet Americas, Inc., GS Capital Partners III, L.P., and certain other stockholders).

        (c)  For purposes of this Section 9, the term "Fair Market Value" of a
                                                       -----------------
share of Common stock on any date means the value of such share of Common Stock as determined in good faith by the Board.

        10.  Employee Covenants.
             ------------------

        (a)  Unauthorized Disclosure.  The Employee agrees and understands that
             -----------------------
in the Employee's position with the Company, the Employee will be exposed to and will receive information relating to the confidential affairs of the Company, its subsidiaries and affiliates, including but not limited to technical information, intellectual property, business and marketing plans, strategies, customer information, other information concerning the products, promotions, development, financing, expansion plans, business policies and practices of the Company, its subsidiaries and affiliates, and other forms of information considered by the Company to be confidential and in the nature of trade secrets ("Confidential Information"). The Employee agrees that during the Employment
  ------------------------
Term and thereafter, the Employee will not disclose such Confidential Information, either directly or indirectly, to any third person or entity without the prior written consent of the Company. This confidentiality covenant has no temporal, geographical or territorial restriction. Upon termination of the Employment Term, the Employee will promptly supply to the Company all property, keys, notes, memoranda, writings, lists, files, reports, customer lists, correspondence, tapes, disks, cards, surveys, maps, logs, machines, technical data or any other tangible product or document which has been produced by, received by or otherwise submitted to the Employee during or prior to the Employment Term. Any material breach of the terms of this paragraph shall be considered Cause.

        (b)  Non-competition.  By and in consideration of the Company's entering
             ---------------
into this Agreement and the payments to be made and benefits to be provided by the Company hereunder, and further in consideration of the Employee's exposure to the proprietary information of the Company, its subsidiaries and affiliates, and further in consideration of the investments in the Company made by the "Investors" (as defined in the Preferred Stock and Warrant Purchase Agreement,
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dated April 16, 1999, by and among Diginet Americas, Inc., GS Capital Partners
III, L.P., and certain other investors (the "Purchase Agreement")), the Employee agrees that the Employee will not, during the

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Employment Term, and thereafter during the "Non-competition Term" (as defined
                                            --------------------
below), directly or indirectly, own, manage, operate, join, control, be employed by, or participate in the ownership, management, operation or control of, or be connected in any manner with, including but not limited to holding any position as a shareholder, director, officer, consultant, independent contractor, employee, partner, or investor in, any "Restricted Enterprise" (as defined
                                        ---------------------
below); provided that in no event shall ownership of less than 1% of the
        --------
outstanding equity securities of any issuer whose securities are registered under the Securities and Exchange Act of 1934, as amended, standing alone, be prohibited by this Subsection (b) of this Section 10. For purposes of this paragraph, the term "Restricted Enterprise" shall mean any person, corporation,
                     ---------------------
partnership or other entity that is engaged, directly or indirectly, in providing local data and/or voice telecommunications services in Latin America. Following termination of the Employment Term, upon request of the Company, the Employee shall notify the Company of the Employee's then current employment status. For purposes of this Agreement, the "Non-competition Term" shall mean
                                             --------------------
the period beginning on the Termination Date and ending on the second anniversary of such date. Any material breach of the terms of this paragraph shall be considered Cause.

        (c) Non-solicitation. During the Non-competition Term, the Employee
            ----------------
shall not, and shall not cause any other person to, interfere with or harm, or attempt to interfere with or harm, the relationship of the Company, any of its subsidiaries or affiliates with, or endeavor to entice away from the Company, any of its subsidiaries or affiliates, or hire, any person who at any time during the Employment Term was an employee or customer of the Company, any of its subsidiaries or affiliates, or otherwise had a material business relationship with the Company, any of its subsidiaries or affiliates.

        (d) Remedies. The Employee agrees that any breach of the terms of this
            --------
Section 10 would result in irreparable injury and damage to the Company, its subsidiaries and/or its affiliates for which the Company, its subsidiaries and/or its affiliates would have no adequate remedy at law; the Employee therefore also agrees that in the event of said breach or any threat of breach, the Company, its subsidiaries and/or its affiliates, as applicable, shall be entitled to an immediate injunction and restraining order to prevent such breach and/or threatened breach and/or continued breach by the Employee and/or any and all persons and/or entities acting for and/or with the Employee, without having to prove damages, in addition to any other remedies to which the Company, its subsidiaries and/or its affiliates may be entitled at law or in equity. The terms of this paragraph shall not prevent the Company, its subsidiaries and/or its affiliates from pursuing any other available remedies for any breach or threatened breach hereof, including but not limited to the recover of damages from the Employee. The Employee and the Company further agree that the provisions of the covenants contained in this Section 10 are reasonable and necessary to protect the businesses of the Company, its subsidiaries and affiliates because of the Employee's access to Confidential Information and his material participation in the operation of such businesses. Should a court, arbitrator or other similar authority

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determine, however, that any provision of the covenants contained in this
Section 10 are not reasonable or valid, either in period of time, geographical area, or otherwise, the parties hereto agree that such covenants should be interpreted and enforced to the maximum extent to which such court or arbitrator deems reasonable or valid.

        The existence of any claim or cause of action by the Employee against the Company and/or its subsidiaries and/or its affiliates, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company or the covenants contained in this Section 10.

        11.     Non-Waiver of Rights. The failure to enforce at any time the
                --------------------
provisions of this Agreement or to require at any time performance by any other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or any part hereof, or the right of any party to enforce each and every provision in accordance with its terms.

        12.     Notices.  Every notice relating to this Agreement shall be in
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writing and shall be given by personal delivery or by registered or certified mail, postage prepaid, return receipt requested.

        13.     Binding Effect/Assignment.  This Agreement shall inure to the
                -------------------------
benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representatives, estates, successors (including, without limitations, by way of merger) and assigns. Notwithstanding the provisions of the immediately preceding sentence, the Employee shall not assign all or any portion of this Agreement without the prior written consent of the Company.

        14.     Entire Agreement.  This Agreement and the Option Agreement,
                ----------------
dated April 16, 1999, between the Employee and the Company, sets forth the entire understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, written or oral, between them as to such subject matter, including the Employment Agreement between the Employee and the Company executed by the Employee on January 30, 1999, which shall be null and void. This Agreement may not be amended, nor may any provision hereof be modified or waived, except by an instrument in writing duly signed by the party to be charges.

        15.     Severability.  If any provision of this Agreement, or any
                ------------
application thereof to any circumstances, is invalid, in whole or in part, such provision or application shall to that extent be severable and shall not affect other provisions or applications of this Agreement.

        16.     Governing Law.  This Agreement shall be governed by and
                -------------
construed in accordance with the internal laws of the State of New York, without reference to the principles of conflict of laws.

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        17.  Arbitration.  The Employee agrees that, at the Company's election
             -----------
(which election may be made on the Company's sole and absolute discretion at any time prior to the commencement of a judicial proceeding by the Company or, in the event instituted by the Employee, at any time prior to the last day to answer and/or respond to a summons and/or complaint made by the Employee), any dispute of any kind, nature or description between the parties hereto in respect of, relating to, or arising out of this agreement, the Employee's employment by the Company, and/or the termination thereof, shall be submitted to binding arbitration in the District of Columbia before the American Arbitration Association.

        18.  Modifications and Waivers.  No provision of this Agreement may be
             -------------------------
modified, altered or amended except by an instrument in writing executed by the parties hereto. No waiver by any party hereto of any breach by any other party hereto of any provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions at the time or at any prior or subsequent time.

        19.  Headings.  The headings contained herein are solely for the
             --------
purposes of reference, are not part of this Agreement and shall not in any way affect the meaning or interpretation of this Agreement.

        20.  Counterparts.  This Agreement may be executed in two or more
             ------------
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instruments.

        21.  Effective Date.  This Agreement shall become effective only upon
             --------------
the date of the First Closing, as defined in the Purchase Agreement (the "Effective Date"). If the First Closing Agreement does not occur, this
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Agreement shall be null and void.







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        IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by authority of its Board of Directors, and the Employee has hereunto set his hand, on the day and year first above written.



                                        Company:
                                        -------

                                        Diginet Americas, Inc.


                                        By: /s/ Laurence A. Hinz
                                            ----------------------------------
                                            Name:
                                            Title



                                        Employee:
                                        --------


                                        /s/ David Schmieg
                                        --------------------------------------
                                        David Schmieg







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